EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-133919) of Alcatel-Lucent of our report dated April 18, 2007 relating to the financial statements and the supplemental schedule of the Lucent Savings Plan, which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ
April 18, 2007